UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN
PROXY
STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
BIOLASE, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on April 27, 2023, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. At the annual meeting, you will be asked to vote on the election of the seven director nominees named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote “FOR” the election of its nominees, John R. Beaver, Dr. Jonathan T. Lord, Dr. Kathleen T. O’Loughlin, Jess Roper, Dr. Martha Somerman, Dr. Carol Gomez Summerhays and Dr. Kenneth P. Yale and “FOR” Proposals Two, Three and Four.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan T. Lord, M.D.	John R. Beaver
Chairperson of the Board	President and Chief Executive Officer

Foothill	Ranch, California—March 28, 2023

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2023

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on April 27, 2023, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, California 92610, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of the seven director nominees named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. approve, on an advisory basis, the compensation of the Company’s named executive officers;

3. the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 9,750,000 shares;

4. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 14, 2023 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares you may own, WE URGE YOU TO VOTE, YOUR VOTE IS IMPORTANT.

On or about March 28, 2023, we will commence mailing our proxy materials and our 2022 Annual Report on Form 10-K. Our proxy materials are also available over the Internet at www.investorvote.com/BIOL. You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.investorvote.com/BIOL and at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF
DIRECTORS

Sincerely,

Michael Carroll,
Secretary
Foothill Ranch, California—March 28, 2023

We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting at a physical location, we will host a virtual-only annual meeting. If we determine to host a virtual-only annual meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

BIOLASE, INC.

27042 Towne Centre Drive, Suite 270

Foothill Ranch, CA 92610

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2023 annual meeting of stockholders to be held on April 27, 2023, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. For directions to the annual meeting, please call (833)-246-5273.

On or about March 28, 2023, we will commence mailing of the proxy materials and our 2022 Annual Report on Form 10-K (the “2022 Annual Report”), which are also available at www.investorvote.com/BIOL. The proxy materials are being sent to stockholders who owned our common stock at the close of business on March 14, 2023, the record date for the annual meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.	Why am I receiving these materials?

A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on four proposals at our annual meeting:

1.

the election of seven director nominees named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	the approval, on an advisory basis, of the compensation of our named executive officers (the “say-on-pay proposal”);

3.

the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 9,750,000 shares (“Amendment Proposal”); and

4.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.

Our Board recommends that stockholders vote “FOR” the election of each director nominee, “FOR” the say-on-pay proposal, “FOR” the Amendment Proposal and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q.	Who is entitled to vote?

A.

The record date for our annual meeting is the close of business on March 14, 2023 (the “record date”). As of the record date, 24,899,896 shares of our common stock, par value $0.001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each share of common stock is entitled to one vote.

Q.	What do I need for admission to our annual meeting?

A.

Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?

A.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the annual meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•	By Internet—if you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your proxy card and following the instructions provided.

•	By Telephone—if you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

•

By Mail—you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 1:00 a.m. Central Time on April 27, 2023. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the annual meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?

A.

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date that is received by April 27, 2023; by voting by using the Internet or by telephone, either of which must be completed by 1:00 a.m. Central Time on April 27, 2023 (your latest Internet or telephone proxy will be counted); or by attending the meeting and voting in person. Attending the annual meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?

A.

The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. We believe that the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Four) will be considered “routine” and, therefore, brokers will have discretionary authority to vote on this proposal and there will not be any broker non-votes on this proposal. The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One, Two, and Three). We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the annual meeting.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.

Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee. Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two). Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted. Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Approval of an Amendment to the 2018 Plan to Increase the Number of Shares of Our Common Stock Available for Issuance Under the 2018 Plan by an Additional 9,750,000 Shares (Proposal Three). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Three. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023 (Proposal Four). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Four. An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Four.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one set of proxy materials?

A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please vote all proxy cards for which you receive a notice.

Q.	What happens if I do not give specific voting instructions?

A.	If you are a holder of record of shares of our common stock and you vote a proxy card without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the seven nominees for director named in this proxy statement;

•	“FOR” the approval of the say-on-pay proposal;

•	“FOR” the Amendment Proposal; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which include the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2023 (Proposal Four);

•

will not be counted in connection with the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 9,750,000 shares (Proposal Three), or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of Proposals One, Two, or Three.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the Amendment Proposal and the ratification of our independent registered public accounting firm. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?

A.

This proxy solicitation is being made on behalf of our Board. We will bear the entire cost of solicitation, including the maintenance of the Internet website used to access the proxy materials, maintenance of the Internet website used to vote, preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?

A.

In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors whose term of office expires at our annual meeting. Our Board nominated each of John R. Beaver, Dr. Jonathan T. Lord, Dr. Kathleen T. O’Loughlin, Jess Roper, Dr. Martha Somerman, Dr. Carol Gomez Summerhays and Dr. Kenneth P. Yale (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
John R. Beaver	61	Mr. Beaver, currently our President and Chief Executive Officer, was most recently the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Beaver brings to our Board extensive management, financial, and operational experience.	March 2021

Jonathan T. Lord, M.D.	68	Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth- University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department. From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical	August 2014

Name	Age	Principal Occupation and Business Experience	Director Since
		device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

Kathleen T. O’Loughlin, D.D.S.	72	Dr. O’Laughlin is the immediate past Executive Director of the American Dental Association. Previously, Dr. O’Laughlin served as Chief Dental Officer of United Health Group, and from 2002 to 2008 she served as President and Chief Executive Officer of Delta Dental of Massachusetts. Dr. O’Laughlin serves on the Board of Directors of the American Dental Association and previously served as a Trustee at Tufts University. Dr. O’Laughlin received her Masters in Public Health from Harvard University, a Doctor of Dental Medicine, Summa Cum Laude, from Tufts University, and a B.A from Boston University. Dr. O’Laughlin brings to the Board comprehensive dental industry experience and understanding.	August 2021

Jess Roper	58	Mr. Roper most recently served as the Senior Vice President and Chief Financial Officer of DexCom, Inc., where he held executive leadership positions from 2005 until retiring in April 2017. DexCom, Inc. is a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems. While at DexCom, Inc., Mr. Roper also served as its Vice President and Chief Financial Officer and as the Director of Finance. During his tenure, DexCom, Inc. transitioned from a pre-revenue privately held medical device company to a multi-national, publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers and a bank and information systems examiner with the Office of the Comptroller of the Currency. Mr. Roper has a Master of Science degree in Corporate Accountancy and a Bachelor of Science degree in Business Administration in Finance from San Diego State University. He is a Certified Public Accountant and member of the Corporate Directors Forum. Mr. Roper brings to our Board business and operational experience, including capital markets experience.	June 2018

Name	Age	Principal Occupation and Business Experience	Director Since
Martha Somerman, D.D.S.	76	Dr. Somerman is the Chief Field Editor of Frontiers in Dental Medicine and an affiliate member of the National Institute of Dental and Craniofacial Research (NIDCR), National Institutes of Health (NIH). She was the Director of NIDCR from August 2011 to December 2019 and the Principal Investigator of the Laboratory of Oral Tissue Biology, National Institute of Arthritis and Musculoskeletal and Skin Diseases/NIH from August 2011 to May 2021. Prior to becoming NIDCR director, Dr. Somerman was Dean of the University of Washington School of Dentistry, a position she held since 2002. From 1991 to 2002, Dr. Somerman was on the faculty of the University of Michigan School of Dentistry where she served as a professor and chair of periodontics/prevention and geriatrics. From 1984 to 1991, Dr. Somerman was on the faculty of the Baltimore College of Dental Surgery. Dr. Somerman received a bachelor’s degree in biology and a D.D.S. from New York University, a Masters in Environmental Health from Hunter College, and a Ph.D. in Pharmacology from the University of Rochester. She completed her periodontal residency at the Eastman Dental Center in Rochester, New York and is a diplomat of the American Board of Periodontology. Dr. Somerman brings to the Board extensive clinical dental, periodontal, academic, and governmental research experience.	August 2021

Carol Gomez Summerhays, D.D.S.	69	Dr. Summerhays is currently the Chair of the Board of Councilors of the University of Southern California Ostrow School of Dentistry and is a former President of the American Dental Association and President of the California Dental Association. Dr. Summerhays worked in private dental practice from 1982-2015. Dr. Summerhays served in the United States Navy Dental Corps from 1974 to 1989. Dr. Summerhays received her Doctor of Dental Surgery from University of Southern California, and B.S. from University of San Francisco. Dr. Summerhays brings to the Board wide-ranging dental market and industry experience as well as private dental practice experience.	August 2021

Kenneth P. Yale, D.D.S., J.D.	66	Dr. Yale is a healthcare consultant to the United States Department of Defense, a position he has held since March 2020. Prior to his current government service, Dr. Yale held positions as the Chief Clinical Officer at Delta Dental, Vice President of Clinical Solutions and Medical Director at Aetna, Chief Executive at UnitedHealth Group MSO, and Corporate VP of Matria Healthcare and CorSolutions. He was also Founder and CEO of Advanced Health Solutions, CEO of Health Solutions Network, and SVP and General Counsel for EduNeering, an Internet content company. Dr. Yale also served as Chief of Staff of the White House Office of Science and Technology and Executive Director of the White House Domestic Policy Council. Dr. Yale received a D.D.S. in Dentistry from the University of Maryland and a J.D. in Law, Science and Medicine from Georgetown University. Dr. Yale brings to the Board multi-disciplinary clinical, dental, and legal expertise with deep industry understanding.	April 2022

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks. Our Nominating and Corporate Governance Committee considers governance risks as part of its regular review of corporate governance developments, including changes to laws and regulations, as well as best practices.

In addition, our Board reviews and assesses information regarding cybersecurity risks with management at least annually. Employees receive a comprehensive information security awareness training on an annual basis. We also possess insurance that includes coverage for cybersecurity incidents.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, specialty healthcare, consumer products, international operations, public accounting, corporate finance and manufacturing. While the Company does not have a formal policy regarding Board diversity, the Company considers each candidate’s professional experience, background, education, gender, race/ethnicity and other individual qualities and attributes as they may contribute to the overall composition of the Board.

Board Leadership Structure

Our Board currently consists of six non-management directors and our President and Chief Executive Officer, Mr. Beaver. Following the annual meeting, assuming all Board Nominees are elected, our Board will consist of six non-management directors and our President and Chief Executive Officer. Dr. Lord, one of our independent directors, is Chairperson of the Board. Our Board has no policy requiring that the positions of the Chairperson of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairperson arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Beaver, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC. Mr. Beaver is determined not to be an independent director based on his service as our current President and Chief Executive Officer.

Board Committees and Meetings

Our Board held four meetings during the year ended December 31, 2022. During 2022, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he or she served. It is customary, and we encourage, all of our directors to attend our annual meetings of stockholders. In 2022, all of our directors then in office attended our 2022 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Drs. Lord, O’Loughlin, Yale, and Mr. Roper. Mr. Roper serves as its Chairperson. Our Board has determined that Mr. Roper qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards under the federal securities laws applicable to Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held five meetings during 2022.

Compensation Committee. The Compensation Committee currently consists of Drs. Lord, Summerhays, and Somerman. Dr. Lord serves as its Chairperson. Each of the current members of the Compensation Committee is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, and qualifies as a “non-employee” director under SEC rules and regulations.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings during 2022.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2022, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2022, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairperson of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Drs. Lord, O’Loughlin, Somerman, Summerhays, Yale, and Mr. Roper. Dr. Lord serves as its Chairperson. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held no meetings during 2022.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values;

(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as one criteria evaluated as a part of the total package of attributes and qualifications a particular candidate possesses.

All director candidate recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors and Rule 14a-19 under the Securities Exchange Act of 1934, or Exchange Act. See, Additional Information—Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Prohibition on Hedging

Our directors, officers and employees are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and also prohibited from transactions in puts, calls or any other kind of derivative transactions involving Company securities.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2021, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

2022 DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors who served all or a portion of the year ended December 31, 2022. Mr. Beaver did not received additional compensation for his service on our Board during 2022. Please see the “2022 Summary Compensation Table” for the compensation received by Mr. Beaver during 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Richard B. Lanman, M.D.(3)	29,125	—	29,125
Jonathan T. Lord, M.D.	52,875	225,001	277,876
Kathleen T. O’Loughlin, D.D.S.	20,833	248,550	269,383
Jess Roper	31,000	159,998	190,998
Martha Somerman, D.D.S.	25,000	253,549	278,549
Carol Gomez Summerhays, D.D.S.	25,000	245,299	270,299
Elaine C. Wagner, D.D.S.(3)	29,125	—	29,125
Ken Yale (4)	—	238,350	238,350

(1)

The amounts reported represent the cash portion of the total compensation paid to the non-employee directors for service as a director. These amounts are pre-determined each year by the Compensation Committee.

(2)

The amounts reported represent the grant date fair value of restricted stock units (“RSUs”) granted in 2022, calculated accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 2, Stock-Based Compensation, of our audited consolidated financial statements for the year ended December 31, 2022. The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. Included in this amount is the grant date fair value associated with cash-settled phantom RSUs granted to Drs. O’Loughlin, Summerhays, Somerman, and Yale with vesting on March 31, 2024. The grant date fair values of the phantom RSUs are calculated based on the Black-Scholes Model at the time of grant given certain guaranteed minimum values and the option to settle in cash or shares at the Company’s discretion.

(3)	On April 28, 2022, Drs. Lanman and Wagner resigned as a members of the Board.
(4)	On April 28, 2022, Dr. Yale was appointed to the Board.

Our non-employee directors other than the Chairperson of the Board receive annual compensation consisting of a value of $140,000, and the Chairperson of the Board receives annual compensation consisting of a value of $200,000. In addition to the foregoing: (i) the Chairperson of the Audit Committee receives annual compensation consisting of a value of $20,000 and members of the Audit Committee (other than the Chairperson of the Audit Committee) receive annual compensation consisting of a value of $10,000; (ii) the Chairperson of the Compensation Committee receives annual compensation consisting of a value of $15,000 and members of the Compensation Committee (other than the Chairperson of the Compensation Committee) receive annual compensation consisting of a value of $6,750; (iii) the Chairperson of the Clinical Committee receives annual compensation consisting of a value of $15,000 and members of the Clinical Committee (other than the Chairperson of the Clinical Committee) receive annual compensation consisting of a value of $6,750. The annual compensation is delivered in a combination of cash and equity, as determined by the Compensation Committee, with the equity component representing the most significant component of the non-employee director compensation. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each annual RSU grant vests on the one-year anniversary of the grant date, subject to the director’s continued service through such date. The number of shares of our common stock underlying each RSU grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, divided by the closing share price of our common stock on the date of grant. In addition, phantom RSUs were granted to new directors to align their compensation package with the grants awarded to existing directors in 2021. These phantom RSUs have performance-based vesting conditions and will settle in cash in 2024 with the option to settle the award in common stock at the sole discretion of the Board.

The following table sets forth the aggregate grant date fair value of each grant of RSUs and phantom RSUs awarded to our non-employee directors in 2022.

Director	Grant Date	Type of Award	Exercise Price ($)	Number of Shares Underlying Stock Awards	Aggregate Grant Date Fair Value ($)(1)
Kathleen T. O’Loughlin, D.D.S.	February 7, 2022	Phantom RSU	N/A	3,600	91,800
Carol Gomez Summerhays, D.D.S.	February 7, 2022	Phantom RSU	N/A	3,600	91,800
Martha Somerman, D.D.S.	February 7, 2022	Phantom RSU	N/A	3,600	91,800
Kenneth P. Yale, D.D.S.	May 10, 2022	Phantom RSU	N/A	3,200	81,600
Jonathan T. Lord, M.D.	May 11, 2022	RSU	N/A	58,747	225,001
Jess Roper	May 11, 2022	RSU	N/A	41,775	159,998
Kathleen T. O’Loughlin, D.D.S.	May 11, 2022	RSU	N/A	40,927	156,750
Carol Gomez Summerhays, D.D.S.	May 11, 2022	RSU	N/A	40,078	153,499
Martha Somerman, D.D.S.	May 11, 2022	RSU	N/A	42,232	161,749
Kenneth P. Yale, D.D.S.	May 11, 2022	RSU	N/A	40,927	156,750

(1)

The grant date fair value of the phantom RSUs are calculated based on the Black-Scholes Model at the time of grant given the Company has the option to settle in cash or common stock at the Company’s discretion and the awards have a guaranteed minimum value in which if the RSU is settled in common stock, then the number of shares granted will be adjusted to provide a minimum value to the holder when the shares are issued given the stock price on the date of issuance. The grant date fair value of the RSU awards are calculated based on the closing stock price on the date of grant.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested), vested SARs, RSUs (including vested and deferred RSUs), and unvested phantom RSU awards held as of December 31, 2022 by each of the persons who served as a non-employee director during 2022.

Name	Shares Underlying RSUs Outstanding at Fiscal Year End		Shares Underlying Options Outstanding at Fiscal Year End	Shares Underlying SARs Outstanding at Fiscal Year End	Shares Underlying Phantom RSUs Outstanding at Fiscal Year End
Richard B. Lanman, M.D.	—		—	4,184	—
Jonathan T. Lord, M.D.	58,747		17,744	7,596	13,200
Kathleen T. O’Loughlin, D.D.S.	40,927		—	3,958	1,800
Jess Roper	49,184	(1)	7,495	4,453	5,520
Martha Somerman, D.D.S.	42,232		—	3,958	3,600
Carol Gomez Summerhays, D.D.S.	40,078		—	3,958	3,600
Elaine C. Wagner, D.D.S.	—		—	4,184	—
Kenneth P. Yale, D.D.S.	40,927		—	—	3,200

(1)	Includes 7,409 RSUs that are vested but have their release deferred as part of the Company’s 409A deferral plan.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The Company has three executive officers as follows:

Name	Age	Position
John R. Beaver	61	President and Chief Executive Officer
Jennifer Bright	52	Chief Financial Officer
Steven Sandor	42	Chief Operating Officer

John R. Beaver was named President and Chief Executive Officer in February 2021, and was previously the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017. Mr. Beaver also served on the Board of Directors of Silicor Materials, Inc. from 2013 to 2015. From 2013 to 2015, Mr. Beaver was Chief Financial Officer for Modumetal, Inc., a nano-laminated alloy company focused on oil and gas applications. Prior to 2009, Mr. Beaver was Senior Vice President—Finance and Chief Financial Officer at Sterling Chemicals, a mid-sized public commodity chemical manufacturer. Mr. Beaver holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

Jennifer Bright was named Chief Financial Officer in July 2022. From April 2021 until her appointment as Chief Financial Officer, Ms. Bright was the Company’s Vice President of Finance and Accounting Director. Ms. Bright is a certified public accountant with more than 25 years of professional accounting and finance experience. From June 2020 to December 2020 she was consulting as Interim Director of Accounting at Spectrum Pharmaceuticals and was the Corporate Controller at Kellermeyer Bergensons Services from November 2018 to April 2020. Previously, Ms. Bright held senior accounting director and controller positions at Advantage Solutions, Inc., Crunch Holdings, LLC, Apria Healthcare Group, Inc., and Richmond American Homes, and was a Supervising Senior Auditor at the accounting firm of PricewaterhouseCoopers LLP. Ms. Bright holds a B.A. degree in Business Administration from the University of Washington.

Steven Sandor was named Chief Operating Officer in July 2022. From April 2019 until his appointment as Chief Operating Officer, Mr. Sandor served in several positions of increasing responsibility at the Company, and was most recently Senior Director of Commercial Operations and Service. From October 2016 to April 2019 he was Director of Global Training at KaVo Kerr and from May 2014 to May 2016 he was Sales Development Manager. Previously, Mr. Sandor held managerial positions at Sybron Endo, Sybron Orascoptic and AT&T, and served in the United States Coast Guard. Mr. Sandor holds an Executive Masters in Business Administration from Chapman University.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. As a “smaller reporting company,” we have elected to comply with some of the scaled-back disclosure requirements applicable to smaller reporting companies under applicable SEC executive compensation disclosure rules.

For 2022, our named executive officers consisted of:

•	John R. Beaver, our current President and Chief Executive Officer;

•	Jennifer Bright, our current Chief Financial Officer; and

•	Steven Sandor, our current Chief Operating Officer.

Effective July 6, 2022, the Board appointed Ms. Bright as our Chief Financial Officer and Mr. Sandor as our Chief Operating Officer. Please see the “Management Transition Compensation” section below for a summary of the compensation payable with respect to the 2022 management transition.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our leadership team who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering competitive compensation packages. Our executive compensation programs are designed to attract and retain such executive officers and to reward them in a fashion that we believe is commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward individual contributions to our success.

Our policy is to provide competitive compensation opportunities that reward an executive officer’s contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, our executive compensation package is primarily comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests the recipient and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive team.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs. The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2022, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market. In 2022, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC disclosure rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

After considering the input of Arnosti, the Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above. The Compensation Committee determines the total compensation levels by considering an executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to the named executive officer’s position.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as it believes that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and individual contributions. Accordingly, the Compensation Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing engagement, focus, motivation and enthusiasm for our future.

Management Transition Compensation

As noted above, on July 6, 2022, the Board appointed Ms. Bright as Chief Financial Officer of the Company. In this role, Ms. Bright will receive an annual salary of $285,000 in consideration for her service as Chief Financial Officer of the Company, and will be eligible for a bonus compensation target of up to fifty percent (50%) of annual salary, subject to criteria as established by the Compensation Committee. Ms. Bright’s employment with the Company is at-will.

In addition, on July 6, 2022, the Board appointed Steven Sandor as Chief Operating Officer of the Company. In this role, Mr. Sandor will receive an annual salary of $275,000 in consideration for his service as Chief Operating Officer of the Company, and will be eligible for a bonus compensation target of up to forty five percent (45%) of annual salary, subject to criteria as established by the Compensation Committee. Mr. Sandor’s employment with the Company is at-will.

Components of Compensation

During 2022, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. The Compensation Committee awarded performance bonuses in 2022 based on achieving performance targets for each quarter.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 70% of the votes cast for the Company’s say-on-pay vote at our 2022 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2022 say-on-pay vote.

Base Salaries

Base salaries are assessed annually by the Compensation Committee, taking into account the executive officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered the Company’s recent performance and current market conditions. The base salaries for Mr. Beaver, Ms. Bright, and Mr. Sandor were established at $375,000, $285,000, and $275,000, respectively, in connection with the negotiation of their employment agreements with the Company and did not change as compared to 2021.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. The Compensation Committee may also use stock options and RSUs as a tool to incentivize management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. In 2022, the Company granted equity to Mr. Beaver, Ms. Bright, and Mr. Sandor in the form of stock-settled RSUs. RSUs are utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. The size of the equity grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his or her job-related duties and responsibilities in recent periods and his or her potential for future responsibility and promotion over the equity vesting period. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

In 2022, Mr. Beaver was granted 31,743 stock-settled RSUs as part of the Company’s leadership bonus plan that vested immediately in 2022. In 2022, Ms. Bright was granted 6,663 stock-settled RSUs as part of the Company’s leadership bonus plan that vested immediately in 2022, and 10,000 stock-settled RSUs as part of her promotion to CFO which vests 50% on August 9, 2023 and 50% on August 9, 2024, subject to her continued service through the applicable vesting date. In 2022, Mr. Sandor was granted 4,621 stock-settled RSUs as part of the Company’s leadership bonus plan that vested immediately in 2022, and 15,000 stock-settled RSUs as part of his promotion to COO which vests 50% on August 9, 2023 and 50% on August 9, 2024, subject to his continued service through the applicable vesting date.

Severance and Change of Control Arrangements

The Company’s named executive officers are or were employed by the Company on an “at will” basis. Pursuant to the terms of Mr. Beaver’s March 2021 employment agreement, Mr. Beaver is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of (i) twelve (12) months of Mr. Beaver’s annual base salary and the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement, which will be paid over twenty-six equal installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that were not based on performance, as applicable, and (iii) paid COBRA premiums for the twelve-month period following such termination. In the event that Mr. Beaver is terminated without cause within twelve (12) months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement payable in lump sum, and Mr. Beaver’s unvested equity awards will vest and be exercisable.

EXECUTIVE COMPENSATION

2022 Summary Compensation Table

The following table shows 2022 compensation and, to the extent required by applicable SEC disclosure rules, 2021 compensation for each of our named executive officers, which we sometimes refer to as “NEOs.” In reviewing the table, please note that:

•

Jennifer Bright was appointed as Chief Financial Officer in July 2022. Prior to her appointment as Chief Financial Officer, Ms. Bright was the Company’s Vice President of Finance and Accounting Director of the Company. Ms. Bright’s compensation for 2022 includes her compensation for her services as Vice President of Finance and Accounting Director.

•

Steven Sandor was appointed as Chief Operating Officer in July 2022. Prior to his appointment as Chief Operating Officer, Mr. Sandor served as Senior Director of Commercial Operations and Services of the Company. Mr. Sandor’s compensation for 2022 includes his compensation for his services as Senior Director of Commercial Operations and Services.

•	Neither Ms. Bright nor Mr. Sandor was an NEO prior to 2022 and, thus, compensation information for 2021 has been excluded in accordance with SEC disclosure rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John R. Beaver	2022	375,000	215,172	140,621	2,293	733,086
President and Chief Executive Officer	2021	395,577	478,402	3,851,471	2,200	4,727,650
Jennifer Bright(3)	2022	262,315	86,449	84,017	2,300	435,081
Chief Financial Officer
Steven Sandor(3)	2022	230,269	67,500	102,221	1,659	401,649
Chief Operating Officer

(1)

The amounts in this column reflect the aggregate grant date fair value of annual equity awards granted to our NEOs during the applicable year, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2, Stock-Based Compensation, of our audited consolidated financial statements for the year ended December 31, 2022. The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The 2021 amount for Mr. Beaver has been updated as compared to the amounts previously reported in the Company’s 2022 proxy statement to reflect the grant date fair value of the awards granted during 2021 rather than the value of prior awards that had vested during the year.

(2)

The dollar amounts in this column reflect the dollar value of vision insurance premiums paid for by the Company on behalf of the NEO and 401(k) matching contributions credited to each NEO’s 401(k) account.

(3)	Neither Ms. Bright nor Mr. Sandor was an NEO prior to 2022 and thus compensation information for 2021 has been excluded in accordance with SEC disclosure rules.

Pay Vs. Performance
The following table sets forth compensation information for our chief executive officer, referred to below as our PEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2022 and 2021.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss)
	(1)	(2)	(3)	(4)	(5)
2022	$733,086	$(157,884)	$418,365	$335,281	$6.67	$(28,634,000)
2021	$4,727,650	$1,910,300	$0	$0	$93.59	$(16,158,000)

1.	The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Beaver, in the Summary Compensation Table for fiscal years 2022 and 2021.

2.
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Beaver during the applicable year, but also include (i) the year-end
value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the rep
o
rted fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See “PEO Equity Award Adjustment Breakout” table below for further information.

3.
The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO, namely Ms. Bright and Mr. Sandor, in the Summary Compensation Table for fiscal years 2022 and 2021.

4.
The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table for fiscal years 2022 and 2021, but also include (i) the year-end
value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See
“Non-PEO
NEO Equity Award Adjustment Breakout” table below for further information.

5.
Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. The closing price of our common stock on December 31, 2020 was $10.42 and the closing price of our common stock on December 30, 2022 was $0.65.

Table of Contents
PEO Equity Award Adjustment Breakout
To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO (1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to CEO
2022	$733,086	$(140,621)	$20,633	$(915,329)	$172,999	$(28,652)	$(157,884)
2021	$4,727,650	$(3,851,471)	$721,507	$(15,757)	$232,560	$95,812	$1,910,300

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.
Non-PEO
NEO Equity Award Adjustment Breakout
To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation
Table:

Year	Average Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs (1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs
2022	$418,365	$(93,119)	$8,125	$(20,750)	$30,749	$(8,089)	$335,281

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table
Relationship between Pay and Performance
Our “total shareholder return,” as set forth in the above table, during the two-year
period ended Decemb
e
r 31, 2022 decreased by 94% compared to (a) a decrease in “compensation actually paid” to our PEO from $1,910,300 in 2021 to $(157,884) in 2022. In addition, our net loss during the two-year
period ended December 31, 2022 increased by 77%, from approximately $(16,158,000) in 2021 to approximately $(28,634,000) in 2022 compared to the aforementioned decrease in “compensation actually paid” to our PEO.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2022.

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
John R. Beaver	3,200	—		—	73.75	10/2/2027	—		—	—		—
	266	—		—	73.75	10/2/2027	—		—	—		—
	800	—		—	52.50	1/25/2028	—		—	—		—
	2,400	—		—	30.00	8/7/2028	—		—	—		—
	—	—		—	—		4,400	(1)	2,860	—		—
	—	—		—	—		—		—	165,764	(5)	107,747
Jennifer Bright	371	429	(7)	—	32.25	2/15/2031	—		—	—		—
	—	—		—	—		600	(2)	390	—		—
	—	—		—	—		1,800	(1)	1,170	—		—
	—	—		—	—		10,000	(3)	6,500	—		—
	—	—		—	—		—		—	13,500	(6)	8,775
Steven Sandor	736	64	(8)	—	52.75	4/8/2029	—		—	—		—
	—	—		—	—		200	(4)	130	—		—
	—	—		—	—		900	(1)	585	—		—
	—	—		—	—		15,000	(3)	9,750	—		—
	—	—		—	—		—		—	8,544	(6)	5,554

(1)	Represents RSUs granted on August 10, 2021 and which will vest on the 24-month anniversary of the grant date.
(2)	Represents RSUs granted on February 15, 2021 and which will vest in equal increments on the 24-month, 36-month, and 48-month anniversaries of the grant date.
(3)	Represents RSUs granted on August 9, 2022 and which will vest in 50% increments on the 12-month and 24-month anniversaries of the grant date.
(4)	Represents RSUs granted on April 8, 2019 and which will vest on the 48-month anniversary of the grant date.
(5)

Represents cash-settled RSUs granted on June 11, 2021. 50% of the award shall vest in 2024 based on market conditions relating to the Company’s market capitalization and 50% of the award shall vest in 2024 based on performance conditions relating to the Company’s 2023 EBITDA.

(6)	Represents cash-settled RSUs granted on June 11, 2021. The awards shall vest in 2024 based on performance conditions relating to the Company’s 2023 EBITDA.
(7)	Represents stock options that vest monthly through February 15, 2025.
(8)	Represents stock options that vest monthly through April 8, 2023.

401(k) Plan

The Company offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation.

Payments upon Termination or Change of Control

In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary and the time-based prorated amount of his annual bonus then in effect at target achievement, which will be paid over twenty-six (26) equal installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that are not based on performance, as applicable, and (iii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement payable in lump sum, and Mr. Beaver’s unvested equity awards will vest and be exercisable.

Neither Ms. Bright nor Mr. Sandor are subject to an employment agreement, offer letter or severance policy providing for severance benefits in connection with a termination of employment as of December 31, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under the 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)
Equity Compensation Plans Approved by Stockholders	994,000	$15.36	55,000
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	994,000	$15.36	55,000

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Consistent with the preferences expressed by our stockholders, we intend to hold this advisory vote on an annual basis.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve, on an advisory basis, the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE 2018 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY AN ADDITIONAL 9,750,000 SHARES

At the annual meeting, our stockholders will be asked to approve the fifth amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which would increase the number of shares of our common stock available for issuance under the 2018 Plan by 9,750,000 shares. Our stockholders approved the 2018 Plan on May 9, 2018, approved the first amendment to the 2018 Plan on September 21, 2018, approved the second amendment to the 2018 Plan on May 15, 2019, approved the third amendment to the 2018 Plan on May 13, 2020, and approved the most recent and fourth amendment to the 2018 Plan on June 11, 2021. Subject to the terms and conditions of the 2018 Plan and excluding the fifth amendment, the number of shares remaining for future grants under the 2018 Plan is 55,000 shares.

On February 8, 2023, our Board approved the fifth amendment to the 2018 Plan (the “Amendment”), subject to stockholder approval at the annual meeting, to increase the number of shares available for issuance under the 2018 Plan by 9,750,000 shares of common stock to 11,226,844 shares. Of that amount, approximately 9,805,000 shares (55,000 shares available for grant as of March 7, 2023 plus 9,750,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below.

Plan Highlights

The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2018 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”));

•	stock appreciation rights (“SARs”);

•	restricted stock, restricted stock units (“RSUs”) or other stock awards (“Stock Awards”); and

•	performance awards.

As of March 7, 2021, approximately three officers, 140 employees, and six non-employee directors are eligible to participate in the 2018 Plan if selected for participation by the Compensation Committee of our Board.

Some of the key features of the 2018 Plan include:

•	The 2018 Plan is administered by a committee of our Board, comprised entirely of independent directors;

•

Stock options and SARs granted under the 2018 Plan may not be repriced without stockholder approval other than in connection with a change in control, equity restructuring or other change in capitalization, as described in the 2018 Plan;

•

Under the 2018 Plan and after taking into account the Amendment, the maximum number of shares of our common stock authorized for grant is 11,226,844 shares, other than substitute awards granted in connection with a corporate transaction, with 9,805,000 shares remaining available for future grant;

•

The exercise price of stock options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•

The 2018 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2018 Plan does not contain a liberal change in control definition; and

•

The 2018 Plan provides that awards and any cash payment or shares of our common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time.

Description of the Amended 2018 Plan

The following description is qualified in its entirety by reference to the 2018 Plan, as proposed to be amended by the Amendment (the “Amended 2018 Plan”). A copy of the Amendment is attached to this proxy statement as Exhibit A.

Administration

The Amended 2018 Plan will be administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent” within the meaning of Nasdaq Rules or, if our common stock is not listed on Nasdaq, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. The Compensation Committee of our Board currently serves as the Plan Committee.

Subject to the express provisions of the Amended 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the Amended 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the Amended 2018 Plan and to decide questions of interpretation or application of any provision of the Amended 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2018 Plan to our Board or, subject to applicable law, a subcommittee of our Board, a member of our Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

As discussed above, if approved by our stockholders, the Amendment would increase the number of shares available for issuance under the 2018 Plan by 9,750,000 shares from 1,476,844 shares to 11,226,844 shares, in each case, subject to the adjustment provisions set forth in the Amended 2018 Plan. All of the available shares of our common stock under the Amended 2018 Plan may be issued in connection with incentive stock options.

The number of available shares will be reduced by the sum of the aggregate number of shares of our common stock which become subject to outstanding stock options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of our common stock subject to an outstanding stock option, free-standing SAR, Stock Award or performance award granted under the Amended 2018 Plan or the Biolase, Inc. 2002 Stock Incentive Plan or any other equity plan maintained by the Company with outstanding equity awards as of the effective date of the 2018 Plan (collectively, the “Prior Plans”), other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the Amended 2018 Plan. In addition, shares of our common stock subject to an award under the Amended 2018 Plan or a Prior Plan will again be available for issuance under the Amended 2018 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the Amended 2018 Plan. The Amended 2018 Plan is the only equity compensation plan authorized by our stockholders for future grants of equity awards, and, accordingly, none of the shares previously available for grant under the Prior Plans are available for future grants under the 2018 Plan other than pursuant to the share recycling provisions discussed above.

The aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.

As of the record date, the closing price of a share of common stock, as reported on Nasdaq, was $0.39.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, or (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2018 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders receive more than

50% of the total voting power of the resulting company; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) an acquisition of more than 50% of the total voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, the Amended 2018 Plan will become effective as of the date on which the Amendment is approved by our stockholders. The 2018 Plan became effective as of May 9, 2018 when it was approved by our stockholders, and it will terminate as of the first annual meeting to occur on or after May 9, 2028, unless earlier terminated by our Board. Awards under the Amended 2018 Plan may be made at any time prior to the termination of the Amended 2018 Plan, provided that no incentive stock option may be granted later than ten years after February 14, 2018, the date on which our Board approved the 2018 Plan. Our Board may amend the Amended 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any Nasdaq Rule or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the stock option and SAR repricing provisions in the Amended 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Amended 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The Amended 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the Amended 2018 Plan.

Stock Awards

The Amended 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period (if applicable) or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock awarded under the Amended 2018 Plan. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs will be subject to the same restrictions as such RSUs. Prior to the settlement of an RSU in shares of our common stock, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The Amended 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of our common stock of a specified Fair Market Value (as defined in the Amended 2018 Plan) for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures or any combination of the foregoing. Notwithstanding the foregoing, the Plan Committee may establish any other objective or subjective performance goal, whether or not listed in the Amended 2018 Plan. Performance goals will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position. Under the American Rescue Plan Act signed into law on March 11, 2021, the definition of “covered employee” will be expanded to also include the Company’s next five highest-paid employees for tax years beginning on or after January 1, 2027.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our common stock purchased on such date over the aggregate exercise price of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our common stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits and Historical Equity Awards

The Plan Committee has the discretion to grant awards under the Amended 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the Amended 2018 Plan. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the NEOs under the 2018 Plan.

The following table sets forth the number of RSUs (including performance-based RSUs at target level of performance and service-based RSUs) and stock options that have been granted under the Amended 2018 Plan to named executive officers and the other individuals and groups indicated since the inception of the 2018 Plan.

As discussed above, the Amendment is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Amended 2018 Plan. If our stockholders do not approve the Amendment, the Company will continue to grant awards under the 2018 Plan as long as shares are available for such purpose.

Name and Position	Restricted Stock Units(1)	Stock Options and SARs
John R. Beaver, President and Chief Executive Officer	243,883	2,400
Jennifer Bright, Chief Financial Officer	34,563	800
Steven Sandor, Chief Operating Officer	36,612	800
All current executive officers (three executive officers)	315,058	4,000
All current non-employee directors	335,783	44,625
All employees (other than executive officers)	656,813	7,560

(1)

The Company has granted performance awards in the form of performance-based RSUs. The amounts reported in this column with respect to performance-based RSUs are based on the target award opportunity granted to the participant.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2022 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.

Submitted by the Audit Committee of our Board:

Jess Roper, Chairperson Jonathan T. Lord, M.D. Kathleen T. O’Loughlin, D.D.S. Dr. Kenneth P. Yale, D.D.S.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2023. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2023. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2023. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2022 and 2021.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees(1)	$413,338	$331,811
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(3)	—	74,650

Total	$413,338	$406,461

(1)

Audit Fees. Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings. Audit fees for 2022 and 2021 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

(2)	We did not engage BDO for any audit related services, tax advice or tax planning service during 2022 and 2021.
(3)

All Other Fees. All other fees incurred in connection with filing the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which among other things, includes provisions relating to refundable payroll tax credits.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services.

The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the PCAOB.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2022 and 2021 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the de minimis exceptions to pre-approval contained in SEC rules.

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 7, 2023, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. The following table sets forth the beneficial ownership of shares of our common stock as of March 7, 2023 by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 24,897,893 shares of our common stock outstanding as of March 7, 2023. Shares underlying stock options or warrants exercisable within 60 days of March 7, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Shares of Common Stock(1)		Percentage of Common Stock(2)
John R. Beaver	18,989	(1)		*
Jonathan T. Lord, M.D.	59,925	(2)		*
Kathleen T. O’Loughlin, D.D.S.	3,958	(3)		*
Jess Roper	18,287	(4)		*
Martha Somerman, D.D.S.	3,958	(3)		*
Carol Gomez Summerhays, D.D.S.	3,958	(3)		*
Kenneth P. Yale, D.D.S., J.D.	—			*
Jennifer Bright	9,068	(5)		*
Steven Sandor	11,936	(6)		*
All current directors and executive officers as a group (9 persons)	130,079			*

*	Represents less than 1%.
(1)	Includes vested options to purchase 6,666 shares of our common stock. Excludes 65,007 RSUs contributed into the Company’s deferred compensation plan.
(2)	Includes vested options to purchase 25,340 shares of our common stock.
(3)	Includes vested options to purchase 3,958 shares of our common stock.
(4)	Includes vested options to purchase 11,948 shares of our common stock. Excludes 7,409 RSUs contributed into the Company’s deferred compensation plan.
(5)	Includes vested options to purchase 405 shares of our common stock.
(6)	Includes vested options to purchase 768 shares of our common stock.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, Attention: Corporate Secretary, or (3) call (833) 246-5273. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2024 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, Attention: Corporate Secretary, no later than November 18, 2023, and must comply with additional requirements established by the SEC.

Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before December 30, 2023 or after January 29, 2024. Such notice of proposed business or nomination must otherwise meet the requirements set forth in our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024 and otherwise comply with Rule 14a-19..

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes the financial statements, is available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.” Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available on the SEC’s website.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan T. Lord, M.D.
Chairperson of the Board

Date: March 28, 2023

EXHIBIT A

AMENDMENT NUMBER FIVE TO THE BIOLASE, INC. 2018 LONG-TERM INCENTIVE PLAN

WHEREAS, BIOLASE, Inc., a Delaware corporation (the “Company”), maintains the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to increase the available shares thereunder, subject to stockholder approval of such amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as the date on which the stockholders of the Company approve such amendment, as follows:

The first sentence of Section 1.5 of the Plan is hereby deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 11,226,844 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018.

C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be received by 1:00 a.m., Pacific Time, on April 27, 2023. ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com/BIOL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BIOL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR each Director Nominee and FOR Proposals 2, 3 and 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01—John R. Beaver 02—Dr. Jonathan T. Lord 03—Dr. Kathleen T. O’Loughlin 04—Jess Roper 05—Dr. Martha Somerman 06—Dr. Carol Gomez Summerhays 07—Dr. Kenneth P. Yale For Against Abstain For Against Abstain 2. An advisory vote to approve the compensation of the Company’s named executive officers. 3. The amendment of the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 9,750,000 shares 4. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 NOTE: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the proposals listed above. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 73BM 574085 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2023 Annual Meeting of BIOLASE, Inc. Thursday, April 27, 2023, 11:00 a.m. Pacific Time BIOLASE Corporate Headquarters 27042 Towne Centre Drive, Suite 270 Lake Forest, CA 92610 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/BIOL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIOL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2023 Annual Meeting Proxy—BIOLASE, INC. + Proxy Solicited by Board of Directors for Annual Meeting of Stockholders – April 27, 2023 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on April 27, 2023 and the Proxy Statement, and appoints John R. Beaver and Michael C. Carroll and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2023 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, on April 27, 2023, at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR the election of each director nominee and FOR Proposals 2, 3 and 4. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +